EXHIBIT 99.1

TALKING POINTS - REMARKS DELIVERED BY ZANETT, INC. CEO DAVID MCCARTHY TO
                     SELECT INVESTORS AND MONEY MANAGERS

March 17, 2005

Accomplishments to Date

     2004 Revenue of approximately $30,000,000, up 80% from 2003.

     Preliminary loss before taxes 2004: $(205,234) vs. Income before taxes of $1,252,554 in 2003 due to non-recurring sale of investment in Applied Discovery.

     Preliminary EBITDA in 2004 of $863,798 and of $2,054,825 in 2003.

            [Important because this is a measure commonly used in the investment community]

     Preliminary EBITDANCC in 2004 of $1,386,667 vs. $2,156,971 in 2003.

            [Important because it removes the largest non-cash effect in the income statement and serves as a closer approximation of cash we utilizable for capital expenditures, debt service, etc.]

     Preliminary Adjusted EBITDANCC in 2004 of $1,291,685 vs. $350,034 in
     2003.

            [Important because it removes the effect of cash impacts in the calculation of EBITDA and EBITDANCC that do not normally recur, and therefore better approximates the ongoing capacity of the Company to effect capital expenditures, debt service, etc.]

     Established a $5,000,000 loan facility for acquisitions with Fifth Third Bank.

     Raised over $700,000 of Zanett's $50,000,000 notes offering in the first 30 days.

     Acquired six companies to date creating a national footprint.

     Established two business segments: Commercial Solutions and Government Solutions.



Reconciliation of Non-GAAP Financial Measures to most closely relevant GAAP measure: (Income (loss) before taxes

                                               Year Ended December 31,
                                                  2004        2003
                                               ----------------------
         (Loss)/Income before income taxes     $(205,234)  $1,252,554

          Interest Income                       (115,465)    (129,186)
          Interest Expense                       856,858      728,789
          Depreciation & Amortization            327,639      202,668
                                               ---------   ----------
          EBITDA                                 863,798    2,054,825
          Stock Based Compensation               522,869      102,146
                                               ---------   ----------
          EBITDANCC                           $1,386,667   $2,156,971

          Cash Effect of Sale of Investment
          In Applied Discovery in 2003           $94,982   $1,806,937
                                               ---------   ----------
          ADJUSTED EBITDANCC                  $1,291,685     $350,034
                                               =========   ==========


2005 and Beyond Plan Strategy and Objectives

Larger Acquisitions

       Current discussions with profitable companies $10,000,000-$40,000,000 in revenue+ with goal of reaching $100 million acquired run rate by year-end;

       Potential joint venture with former senior members of U.S. Government to acquire critical mass in areas of Homeland Defense and Homeland Security;

       Additional Commercial acquisitions to strengthen specialty offerings related to Core and Mission Critical Systems.

       New slogan: "MAKING IT MATTER"

Organic Growth

       Implementation of plan to further leverage relationships across the IT Commonwealth;

       The establishment of a 'Best Practices' initiative to accelerate organic growth for each Zanett IT Commonwealth company;

       Initiative to achieve economies of scale and increase control through a consolidation of back office functions.

Capital Structure & Enterprise Value

       Our acquisition model targets a valuation for Zanett of minimum 1.7 x 12-month forward run-rate revenue;

       Target year-end run-rate of $100m, increasing to $250m as soon as practicable, success of our notes offering being one of determining factors;

       Considering alternatives to facilitate possible listing on NASDAQ NMS including broader ownership of stock.